UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2005

PATH 1 NETWORK TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30928	13-3989885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6215 Ferris Square, Suite 140, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 450-4220

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 1, 2005, we sold to accredited investors led by Castle Creek Technology Partners LLC, for $2,575,000, a total of 792,306 shares of our Series B 7% Convertible Preferred Stock and five-year warrants to purchase up to a total of 396,155 shares of our Common Stock. The purchase price for each combination of one share and 0.5 warrants was $3.25 and the warrants carry an exercise price of $3.25 per share. The financing was pursuant to a previously-disclosed Securities Purchase Agreement dated April 26, 2005.

In connection with the financing, we registered for resale the shares of common stock underlying the Series B 7% Convertible Preferred Stock and warrants.

We issued the securities in a private offering pursuant to Section 4(2) of the Securities Act of 1933, as amended.

To create the Series B 7% Convertible Preferred Stock, we filed on May 31, 2005 a Certificate of Designations of Preferred Stock which provides that on January 27, 2009, we must redeem all outstanding Series B 7% Convertible Preferred Stock. Further, we would have the right to redeem all of our Series B 7% Convertible Preferred Stock, at a per-share price of $3.25 plus accumulated dividends, if for 10 consecutive trading days our common stock closes at a price above $9.04. The holders of the Series B 7% Convertible Preferred Stock would be able to convert their shares into shares of common stock at any time before such redemption.

The form of warrant issued in the financing is Exhibit 10.86 hereto.

We paid Castle Creek Technology Partners LLC fees totaling $25,000 to cover its expenses.

We will pay a cash fee of approximately $180,000 and approximately 40,000 common stock warrants to our placement agent, Silverwood Partners LLC, or to Silverwood’s designees.

The conversion price of the Series B 7% Convertible Preferred Stock is $3.17424, subject to any future weighted average antidilution provisions. This conversion price was established by a one-time Special Re-Set, calculated by a formula based on Current Market Price at the time of the June 1, 2005 Closing.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the financing described in Item 3.02/Item 5.03 above, we amended and restated the certificate of designations of our 7% Convertible Preferred Stock so that the financing did not trigger its antidilution adjustment provisions (except that if the conversion price of the Series B 7% Convertible Preferred Stock were reduced by the Special Re-Set, the conversion price of the 7% Convertible Preferred Stock would be reduced to the same amount). In fact, because the conversion price of the Series B 7% Convertible Preferred Stock was reduced to $3.17424 by the Special Re-Set, the conversion price of the 7% Convertible Preferred Stock was also reduced to $3.17424 as of June 1, 2005. Also, by private agreements, the exercise price of the 432,115 common stock purchase warrants associated with the 7% Convertible Preferred Stock was specially reduced from $4.20 to $3.25 upon consummation of the Series B 7% Convertible Preferred Stock financing, on condition that other antidilution adjustment of the warrants’ exercise price that would have resulted from the Series B 7% Convertible Preferred Stock financing was waived.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description of Document
3.3.1	Amended and Restated Certificate of Designations of Preferred Stock (for 7% Convertible Preferred Stock), filed May 31, 2005

3.4	Certificate of Designations of Preferred Stock (for Series B 7% Convertible Preferred Stock), filed May 31, 2005

10.84	Securities Purchase Agreement, dated April 26, 2005. Incorporated by reference to Exhibit 10.84 to Form 8-K filed on April 29, 2005

10.85	Registration Rights Agreement, dated April 26, 2005. Incorporated by reference to Exhibit 10.85 to Form 8-K filed on April 29, 2005

10.86	Form of Warrant to Purchase Shares of Common Stock. Incorporated by reference to Exhibit 10.86 to Form 8-K filed on April 29, 2005

10.87	Form of amendment/waiver letter dated April 22, 2005 with holders of 7% Convertible Preferred Stock and associated warrants; entered into (in some cases with minor changes) with all such holders. Incorporated by reference to Exhibit 10.87 to Form 8-K filed on April 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATH 1 NETWORK TECHNOLOGIES INC.

Date: June 6, 2005	By:	/s/ John R. Zavoli
John R. Zavoli
President Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
3.3.1	Amended and Restated Certificate of Designations of Preferred Stock (for 7% Convertible Preferred Stock), filed May 31, 2005

3.4	Certificate of Designations of Preferred Stock (for Series B 7% Convertible Preferred Stock), filed May 31, 2005

10.84	Securities Purchase Agreement, dated April 26, 2005. Incorporated by reference to Exhibit 10.84 to Form 8-K filed on April 29, 2005

10.85	Registration Rights Agreement, dated April 26, 2005. Incorporated by reference to Exhibit 10.85 to Form 8-K filed on April 29, 2005

10.86	Form of Warrant to Purchase Shares of Common Stock. Incorporated by reference to Exhibit 10.86 to Form 8-K filed on April 29, 2005

10.87	Form of amendment/waiver letter dated April 22, 2005 with holders of 7% Convertible Preferred Stock and associated warrants; entered into (in some cases with minor changes) with all such holders. Incorporated by reference to Exhibit 10.87 to Form 8-K filed on April 29, 2005